CODE OF ETHICS

December 2015

8117 Preston Road, Suite 260 | Dallas, Texas 75225 | (214) 265-4165

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I. CODE OF ETHICS		1
A. Introduction		1
B. Standards of Conduct		5
C. Prohibition Against Insider Trading		7
D. Personal Securities Transactions		15
E. Political Contributions		20
F. Conflicts of Interest		26
G. Confidentiality and Privacy Policies		32
H. Prohibition Against Manipulative Trading Practices		37
EXHIBIT A	EMPLOYEE ANNUAL ACKNOWLEDGMENT FORM	1
EXHIBIT B	COMPLIANCE CONCERN REPORTING AND CERTIFICATION FORM	1
EXHIBIT C	OUTSIDE ACTIVITIES OF CURRENT EMPLOYEES	1
EXHIBIT D	BROKERAGE ACCOUNTS DISCLOSURE FORM	1
EXHIBIT E	MANAGED ACCOUNT DISCLOSURE REPORT	1
EXHIBIT F	EMPLOYEE SECURITIES HOLDINGS REPORT	1
EXHIBIT G	EMPLOYEE QUARTERLY TRADE REPORT	1
EXHIBIT I	PAY-TO-PLAY POLICY ACKNOWLEDGMENT AND PRE-CLEARANCE FORM	1
EXHIBIT J	PAY-TO-PLAY POLICY NEW EMPLOYEE POLTICAL CONTRIBUTION DECLARATION FORM	1
EXHIBIT K	RESTRICTED LIST – ADDITION FORM	1
EXHIBIT L	RESTRICTED LIST – DELETION FORM	1
EXHIBIT M	REQUEST FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRADE	1
EXHIBIT N	GIFT AND ENTERTAINMENT APPROVAL FORM	1
EXHIBIT O	FOREIGN PERSON GIFT AND ENTERTAINMENT PRE-CLEARANCE FORM	1

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I. CODE OF ETHICS

A.	Introduction

1.	Purpose

This section of BP Capital Fund Advisors, LLC (the “Company” or “Firm”) Compliance Manual and Code of Ethics (the “Manual”) has been adopted to provide an overview of policies and procedures applicable to the Company’s Code of Ethics (the “Code of Ethics” or “Code”) in an effort to maintain a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable laws, including state and federal securities laws and regulations.  Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) Act requires investment advisors to registered investment companies to adopt a written Code of Ethics and to report any material compliance violations.  Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) (together, the 1940 Act and the Advisers Act, the “Rules”), require the Company to adopt a code of ethics containing provisions reasonably necessary to prevent Access Persons (as defined below) from engaging in any act, practice or course of business prohibited by the Rules.
Currently, the Company’s clients are investment companies registered under the 1940 Act (each, a “U.S. Mutual Fund,” and collectively, the “U.S. Mutual Funds”).  The U.S. Mutual Funds are each a series portfolio to an unaffiliated multi-series trust, the Professionally Managed Portfolios, which is organized as Massachusetts business trust (the “Trust” or “PMP”) and is an open-end investment company registered under the 1940 Act.  In addition to the U.S. Mutual Funds, the Company’s clients include institutional investors through separately managed accounts (the “Separate Accounts”) (the U.S. Mutual Funds and the Separate Accounts are each a “Client” and collectively, “Clients”)1  This Code is predicated on the principle that the Company, in its capacity as an investment adviser, owes a fiduciary duty to all of its Clients.  Every fiduciary has the duty and a responsibility to act in the utmost good faith and in the best interests of the Client and to always place the Client’s interests first and foremost.  Accordingly, the Company’s principles, partners, members, directors, officers, managers and other personnel of the Company, as well as other persons under the supervision and control of the Company, including interns, temporary or contract workers (each, an “Employee”) must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients.

1 As an SEC-registered investment adviser, the Company owes a fiduciary duty to all of its Clients.  In 2006, the decision by the Court of Appeals for the D.C. Circuit in Goldstein v. SEC, 451 F.3d 873 (D.C. Cir. June 23, 2006), with respect to private funds/investment companies, clarified that the “client” of an investment adviser to a private fund/investment companies is the fund itself and not an investor in the fund.  For purposes of this Manual, the terms “U.S. Mutual Fund” or “Separate Account” refer to the advisory clients of the Company.

“Access Person” means (i) all management personnel (officers, directors and partners) of the Company, and (ii) any other Employee of the Company who has access to information regarding the purchase or sale of securities by the Company or the portfolio holdings of any of its Clients, or who is involved in making recommendations with respect to purchases or sales of securities.  The Company treats all Employees as Access Persons for the purpose of this Code.
In addition, this Code of Ethics has been adopted to ensure that Employees who have knowledge of the portfolio transactions will not be able to act thereon to the disadvantage of the Company or its Clients.  Furthermore, the Rules prohibit fraudulent activities by affiliated persons of a registered investment adviser to a Client, such as the Company.  Specifically, it is unlawful for any of these persons to: (i) employ any device, scheme or artifice to defraud a Client; (ii) make any untrue statement of a material fact to a Client or omit to state a material fact necessary in order to make the statements made to a Client, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Client; or (iv) to engage in any manipulative practice with respect to a Client.
It is the responsibility of each Employee to understand the various laws applicable to such Employee, and to conduct personal securities transactions in a manner that does not interfere with the transactions of the Company or its Clients, or otherwise take unfair advantage of the Company or its Clients.
The Code does not address every possible situation that may arise, consequently, every Employee is responsible for exercising good judgment, applying ethical principles, and bringing violations or potential violations of the Code of Ethics to the attention of the Chief Compliance Officer, Patrick Hurly (the “CCO”).  Any questions regarding the Company’s Code of Ethics should be referred to the CCO.  The CCO is responsible for ensuring that the policies and procedures within this Code of Ethics are strictly adhered to, and that each Employee of the Company attests to such policies and procedures annually.
In connection with maintaining the Company’s compliance program, the Company has retained Blue River Partners, LLC (“Blue River”), a third party service provider, to assist in the day-to-day administration of its Code of Ethics, including updating these Code of Ethics and further developing the testing of the Company’s Code of Ethics, as well as coordinating a quarterly review of the Company’s Code of Ethics.  To facilitate compliance reporting, documentation and testing, Blue River hosts an online compliance reporting tool, My Compliance Office (the “Compliance Portal”).  The Compliance Portal’s user friendly features allow an efficient online administration of the compliance program tailored to the Company’s specific needs.  For a full description of the Compliance Portal and how it is utilized, please see attached to this Manual Appendix VII.  All Employees are required to maintain an account and make all disclosures via the Compliance Portal.  Blue River and the CCO work “hand in hand” in maintaining and reviewing the Company’s compliance program including the review and approval of disclosures made via the Compliance Portal.  In addition, the CCO and Blue River have a weekly compliance teleconference to discuss and review the Company’s compliance program and other compliance related items and functions relating to the Firm and Blue River.

Each year, Blue River presents a tailored Compliance Training Presentation to the Employees of the Company which is specific to its Compliance Manual and Code of Ethics.  After such training, each Employee attests to the Compliance Manual and Code of Ethics through the online Compliance Portal and records of such attestations are kept on the online portal.  The CCO and Blue River have access to the Compliance Portal and can view these attestations at any time.
FAILURE TO COMPLY WITH THE RULES AND REQUIREMENTS SET FORTH IN THIS CODE CONSTITUTES A BREACH OF AN EMPLOYEE’S OBLIGATION TO CONDUCT HIMSELF OR HERSELF IN ACCORDANCE WITH THE COMPANIES’ POLICIES AND PROCEDURES, AND IN CERTAIN CASES MAY RESULT IN A VIOLATION OF LAW.  APPROPRIATE REMEDIAL ACTION BY THE COMPANY MAY INCLUDE CENSURE, FINE, RESTRICTION ON ACTIVITIES OR SUSPENSION OR TERMINATION OF EMPLOYMENT.
2.	Administration of Code

In order to meet the requirements of the Rules, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly, and annual basis (the “Reports”).  The CCO shall be responsible for all aspects of administering, and all interpretive issues arising under, this Code.  The CCO is responsible for considering any requests for exceptions to, or exemptions from, the Code.  Any exceptions to, or exemptions from, the Code shall be subject to such additional procedures, reviews and reporting as may be deemed appropriate by the CCO.
3.	Reporting of Violations

It is the policy of the Company that any violation or suspected violation of applicable laws or of this Manual shall be immediately reported to the CCO.  An Employee must not conduct individual investigations, unless authorized to do so by the CCO.  If an Employee who in good faith raises an issue regarding a possible violation of law, regulation or Company policy or any suspected illegal or unethical behavior, the Company will strive to keep confidential the identity of any such Employee.  Complete confidentiality may not be possible in every case, however, where investigation and regulatory reporting may be required.  Nonetheless, the Company will not permit retribution, harassment or intimidation of any Employee who in good faith makes any such report.  To aid reporting, the Company has adopted the Compliance Concern Reporting and Certification Form, which all Employees must complete and submit to the CCO quarterly via the online Compliance Portal (described below) or by submitting the form attached to this Manual as Exhibit B.  Furthermore, should any Employee identify a compliance concern(s), the Employee upon identification should notify the CCO immediately and submit the compliance concern via the online Compliance Portal or by submitting the form attached to this Manual as Exhibit B to the CCO.  All compliance concerns will be addressed within twenty-four (24) hours by the CCO.  In the event that the CCO determines that a violation of law has occurred or is likely, the Company will conduct an internal investigation which it will attempt to complete within 60-90 days following the report by such Employee.  Possible Employee sanctions include, without limitation, letters of censure, suspension, termination of employment or such other course of action as may be appropriate under the circumstances.

The CCO will maintain a record of all breaches of the policies detailed in this Code, as well as the findings of any internal investigations conducted.  No less frequently than quarterly, the CCO shall prepare a written report describing any issues arising under the Code or procedures, including, but not limited to, information about any violations of the Code or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Trust CCO for review by the Trust Board.  In addition, no less frequently than quarterly, the CCO shall certify to the Trust Board that the Company has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code.
4.	Recordkeeping Requirements

The Company shall maintain the following records at its principal place of business:
•	a copy of each Code in effect during the past five years;

•	a record of any violation of the Code and any action taken as a result of the violation for at least five years after the end of the fiscal year in which the violation occurs;

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a copy of each report made by an Access Person as required by this Code, including any information provided in lieu of the reports, for at least five years after the end of the fiscal year in which the report is made or the information is provided;

•	a copy of each written report provided to the Trust Board, as required by this Code, for five years after the end of the fiscal year in which the report is made;

•	a record of all persons required to make reports currently and during the past five years;

•	a record of all persons who are or were responsible for reviewing these reports during the past five years; and

•
a record of any decision and the reasons supporting that decision, to approve an person’s purchase of securities in an initial public offering or private placement,  for at least five years after the end of the fiscal year in which the approval is granted.

Please see below Section VI.A. of this Manual for more information on the Company’s recordkeeping requirements.
5.	Condition of Employment or Service with the Company

This Code of Ethics applies to each Employee of the Company.  Employees shall read and understand this Code and uphold the standards in the Code in their day-to-day activities at the Company.  Compliance with the Code shall be a condition of employment or continued affiliation with the Company and conduct not in accordance herewith shall constitute grounds for sanctions (including, without limitation, reprimands, restrictions on activities, disgorgement, termination of employment, or removal from office).
Each Employee shall sign the Employee Annual Acknowledgement Form via the Compliance Portal or by signing the form attached to this Manual as Exhibit A certifying his or her receipt and understanding of, and agreement to comply with this Code.  Such signed acknowledgement should be returned to the CCO and may be submitted electronically via the Compliance Portal.  A new acknowledgement must be signed and certified to the CCO by all Employees should the Code of Ethics be revised or modified.
B.	Standards of Conduct
1. Employee Conduct
The following general principles should guide the individual conduct of each Employee:
•	Employees will not take any action that will violate any applicable laws or regulations, including all federal securities laws.

•	Employees will adhere to the highest standards of ethical conduct.

•	Employees will maintain the confidentiality of all information obtained in the course of employment with the Company.

•	Employees will bring any issues reasonably believed to place the Company at risk to the attention of the CCO.

•	Employees will not abuse or misappropriate the Company’s or any Client’s assets or use them for personal gain.

•	Employees will disclose any activities that may create an actual or potential conflict of interest between the Employee, the Company and/or any Client.

•
Employees will deal fairly with Clients and other Employees and will not abuse the Employee’s position of trust and responsibility with Clients or take inappropriate advantage of his or her position with the Company.

•	Employees will comply with the Code of Ethics.

2.	Falsification or Alteration of Records
Falsifying or altering records or reports of the Company, preparing records or reports that do not accurately or adequately reflect the underlying transactions or activities of the Company or its Clients, or knowingly approving such conduct is prohibited.  Examples of prohibited financial or accounting practices include:
• Making false or inaccurate entries or statements in any Company or Client books, records, or reports that intentionally hide or misrepresent the true nature of a transaction or activity;
• Manipulating books, records, or reports for personal gain;
• Failing to maintain required books and records that completely, accurately, and timely reflect all business transactions;
• Maintaining any undisclosed or unrecorded Company or Client funds or assets;
• Using funds for a purpose other than the described purpose;
• Making a payment or approving a receipt with the understanding that the funds will be, or have been, used for a purpose other than what is described in the record of the transaction.
3.	Competition and Fair Dealing

The Company seeks to outperform its competition fairly and honestly.  The Company seeks competitive advantages through superior performance, not through unethical or illegal business practices.  Stealing proprietary information, possessing trade secret information obtained without the owner’s consent, or inducing such disclosures by past or present Employees of other companies is prohibited.  Each Employee should endeavor to respect the rights of and deal fairly with the Company’s Clients, vendors, service providers, suppliers, and competitors.  No Employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair dealing practice.  Employees should not falsely disparage or make unfair negative comments about its competitors or their products and services.  Negative public statements concerning the conduct or performance of any former Employee of the Company should also be avoided.

C.	Prohibition Against Insider Trading
1. Company Policy
Investment advisers and their employees often have access to material information about a public company that has not been publicly disseminated.  Federal and state securities laws generally make it unlawful for any person to trade in securities of a publicly-traded issuer while in possession of material, non-public information concerning such issuer or its securities.  It is also unlawful to pass material, non-public information to others (a practice known as “tipping”).  The persons covered by these restrictions are not only “insiders” of publicly-traded issuers, but also any other person who, under certain circumstances, learns of material, non-public information about an issuer, such as attorneys, investment banking analysts and investment managers.
Violations of these restrictions have severe consequences for both the Company and its Employees.  Trading on material, non-public information or communicating such information to others is punishable by imprisonment and criminal fines.  In addition, employers may be subjected to liability for insider trading or tipping by Employees.  Broker-dealers and investment advisors may be held liable for failing to take measures to deter securities laws violations where such failure is found to have substantially contributed to or permitted a violation.
In light of these rules, the Company has adopted the general policy, applicable to all Employees that an Employee may not trade in any Client or personal account in the securities of any publicly-traded issuer about which the Employee possesses material, non-public information, nor “tip” others about such information.
The laws of insider trading are continuously changing.  You may legitimately be uncertain about the application of the rules contained in this Code in a particular circumstance.  Often, a single question can forestall disciplinary action or complex legal problems.  You should notify the CCO immediately if you have any questions as to the propriety of any actions or about the policies and procedures contained herein.
2.	Explanation of Insider Trading

The elements of insider trading and the penalties for such unlawful conduct are discussed below.  If any Employee has any questions they should consult the CCO.
What is Material Information?
“Material information” is defined generally as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that should be considered material includes, but is not limited to:

•	business combinations (such as mergers or joint ventures),
•	changes in financial results,
•	changes in dividend policy,
•	changes in earnings estimates,
•	significant litigation exposure,
•	new product or service announcements,
•	private securities offerings,
•	plans for recapitalization,
•	repurchase of shares or other reorganization plans
•	antitrust charges,
•	labor disputes,
•	pending large commercial or government contracts,
•	significant shifts in operating or financial circumstances (such as major write-offs and strikes at major plants), and
•	extraordinary business or management developments (such as key personnel changes).
Material information also may relate to the market for a company’s securities.  Information about a significant order to purchase or sell securities may, in some contexts, be material.  Prepublication information regarding reports in the financial press also may be material.  For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information from The Wall Street Journal’s “Heard on the Street” column.
No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry.  If you are in receipt of non-public information that you believe is not material, you should confirm such determination with the CCO.

What is Non-Public Information?
Information is non-public until it has been effectively communicated to the market place.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report publicly filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.
If the information is not available in the general media or in a public filing, it should be treated as non-public.  If you are uncertain whether or not information is non-public, you should contact the CCO.
Specific Sources of Material Non-Public Information
Below is a list of potential sources of material, non-public information that Employees of the Company my periodically access.  If an Employee accesses or utilizes any of these sources of information, whether in connection with their employment duties or otherwise, they should be particularly sensitive to the possibility of receiving material non-public information about a publicly-traded company, and immediately notify the CCO if they feel that they have received material non-public information.  This list is provided for general guidance and is not an exclusive list of all possible sources of material non-public information.
Contacts with Public Companies
Contacts with public companies represent an important part of the Company’s research efforts.  The Company may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly-available information.
Employees must be especially alert to the potential for access to sensitive information during such contacts.  Information received from company representatives during a conference call that is open to the investment community is public.  The disclosure of this type of information is covered by SEC Regulation FD.
Difficult legal issues arise, however, when, in the course of contacts with public companies, you become aware of material, non-public information.  This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors.  In such situations, the Company must make a judgment as to its further conduct.  To protect yourself, the Company and its Clients, you should contact the CCO immediately if you believe that you may have received material, non-public information.

All calls or meetings with any employee of a public company must be reported to the CCO prior to the meeting.   To the extent that any meeting or contact is not open to the investment community, the CCO may require that an Employee issue a standard notification at the beginning of the meeting that they do not wish to receive non-public information.  The CCO will maintain a list of all Company contacts with public companies.
Contacts with Research Consultants
Employees may wish to engage the services of a third party research firms (a “Consulting Service”), to assist in their research efforts.  Generally, such Consulting Services provide access to experts (each a “Consultant”) across a variety of industries and disciplines.  Employees must be especially alert to the potential for access to material non-public or confidential information during such contacts.
Any paid engagement of a new Consulting Service or Consultant for a fee must be pre-approved by the CCO.  The CCO will maintain a list of all Company contacts with paid Consultants.
The following guidelines apply to all Employee contacts with paid Consulting Services and paid Consultants:
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Prior to any conversation with a paid Consultant, Employees must remind or inform such Consultant that (i) the Company invests in publicly-traded securities and (ii) neither the Company nor the Employee wish to receive material, non-public information or confidential information that the Consultant is under a duty, legal or otherwise, not to disclose.

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The consultant must acknowledge that he or she is unaware of any conflict with any law, regulation or duty owed to any person or entity that may arise by providing the Company or its Employees with his or her services, or inform the Employee or the Company otherwise.

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If a Consultant inadvertently discloses material non-public information regarding any company, the Employee must contact the CCO immediately, who will determine if the company must be added to the Restricted List.

•	The CCO or a designee may chaperone calls with Consultants.
•	Employees may not discuss any company (public or private) with which a Consultant is affiliated, including but not limited to a director, trustee, officer, employee or any other known affiliation.

•	Employees are reminded of their non-disclosure obligations regarding Company information contained in the Company’s Compliance Manual.
Tender Offers
Tender offers represent a particular concern in the law of insider trading for two reasons:  First, tender offer activity often produces extraordinary volatility in the price of the target company’s securities.  Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases).  Second, the SEC has adopted a rule that expressly forbids trading and “tipping” while in possession of material, non-public information regarding a tender offer received from the tender offer or, the target company, or anyone acting on behalf of either.  In light of these rules, it is the Company’s general policy, which is applicable to all Employees that any Employee in possession of material, non-public information regarding a tender offer is prohibited from trading the tender offer issuer or the target issuer in any Client or personal account and is prohibited from “tipping” others about such information.  Any Employee in possession of material, non-public information regarding a tender offer must report it immediately to the CCO.
Bank Debt
The Company may wish to invest in the bank debt of a public issuer.  Investors in bank debt are often privy to material non-public information provided to lenders and investors.  Should you decide to access private information of a bank debt issuer, you should notify the CCO immediately.  Even if you decide to not access such information, you should exercise caution as there is a heightened risk of inadvertent exposure to private information when investing in bank debt.
Directorships and Committee Memberships
An Employee of the Company may be a member of the board of directors, creditor’s committee or similar committee, group or informal organization of credit holders, or have similar status with a public issuer.  Any such memberships must be reported to the CCO immediately by completing Outside Business Activities questionnaire via the Compliance Portal or by completing the form attached to this Manual as Exhibit C.
Confidentiality Agreements
The Company may enter into confidentiality agreements with issuers, their representatives, or third party firms relating to the evaluation of a potential transaction in an issuer’s securities.  All confidentiality agreements must be approved by the CCO prior to execution.  Confidentiality agreements generally require the Company to maintain information received thereunder in confidence, but may also contain other provisions such as restrictions on trading, restrictions on use of the information or a requirement to destroy or return such information.  Employees should be particularly sensitive to information they receive pursuant to a confidentiality agreement as such information is likely to be material non-public information.  Employees should also be knowledgeable regarding any restrictions or representations with respect to such information contained in a confidentiality agreement so as to avoid a breach thereunder.  If you are uncertain as to your rights and obligations under a confidentiality agreement, please contact the CCO.

“PIPE” Transactions
Private investments in public companies (“PIPEs”) involve the issuance of unregistered securities in publicly traded companies.  Before PIPE investors can publicly trade the unregistered securities, the issuer must file, and the SEC must declare effective, a resale registration statement.  To compensate investors for this temporary illiquidity, PIPE issuers customarily offer the securities at a discount to market price.  Advance news of a PIPE offering may be material non-public information since the announcement typically precipitates a decline in the price of a PIPE issuer’s securities due to the dilutive effect of the offering and the PIPE shares being issued at a discount to the then prevailing market price of the issuer’s stock.  You should notify the CCO immediately and exercise particular caution any time you become aware of non-public information relating to a PIPE offering.
Market Rumors
Creating or spreading a rumor that is known to be untrue with the intent of affecting the market price of a security could constitute an unlawful attempt to manipulate market prices and should be avoided at all times.  In addition, making investment decisions or otherwise acting on information received as a market rumor can carry significant risk for the Company and the Employee, given the inherent lack of certainty that a market rumor is accurate and/or does not constitute material non-public information.  Employees should contact the CCO prior to acting on or sharing any information received as a market rumor.
Penalties for Insider Trading
An Employee who trades securities while in possession of material, non-public information, or improperly communicates that information to others, may face severe penalties.  The Company may impose disciplinary actions that may include termination of employment.  Criminal sanctions may include a fine of up to $1 million and/or ten (10) years imprisonment.  The SEC can recover the profits gained or losses avoided through the illegal trading, which can result in a penalty of up to three times the profit from the illegal trades, and issue an order permanently barring the Employee from the securities industry. Finally, the Employee may be sued by investors seeking to recover damages for insider trading violations.

Insider trading laws provide for penalties for “controlling persons” of individuals who commit insider trading.  Accordingly, under certain circumstances, a supervisor of an employee who is found liable for insider trading may also be subject to penalties.
Furthermore, the Company could be subject to the following penalties in the event an Employee is found liable for insider trading:
•	Civil penalties of up to the greater of $1 million or three times the amount of the Employee’s profits gained or losses avoided for each violation;
•	Criminal fines of up to $2.5 million per violation; and
•	Restrictions on the Company’s ability to conduct certain of its business activities.
The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance.  Often, a single question can forestall disciplinary action or complex legal problems.  Employees are required to notify the CCO immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.  The CCO will review weather a reported instance constitutes an insider trading.  In addition, the CCO will consult with Blue River for an independent verification of the CCO’s findings.  If the CCO or Blue River believes that a potential violation of insider trading laws have occurred or is about to occur, the CCO will immediately notify the management of the Company, including the Trust CCO, and contact outside counsel.

3.	Compliance Procedures
The following procedures have been established to aid Employees in addressing situations where they have access to material non-public information relating to any company.  Each Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.
Identifying Material Non-public Information
Before executing any trade for yourself or others, including Client accounts, you must determine whether you have access to material, non-public information.  Ask yourself the following questions:
•
Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if disclosed?

•
Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by appearing in publications of general circulation? Is the information already available to a significant number of other traders in the market?

If after consideration of the foregoing you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:
•	Report the matter immediately to the CCO.
•	Do not purchase or sell the securities on behalf of yourself or others, including any Client account.
•
Do not communicate the information within or outside of the Company other than to the CCO and other persons who “need to know” such information in order to perform their job responsibilities at the Company.

Upon the determination by the CCO that the information received is material and non-public, the Employee must notify the CCO or complete a Restricted List Addition Form via the Compliance Portal or by completing the form attached to this Manual as Exhibit K and return it to the CCO.  The CCO, with the assistance of Blue River, will promptly add the name to the Company Restricted List (defined below) via the Compliance Portal.
Restricted List
Receipt by the Company or an Employee of material non-public information, as well as certain transactions in which the Company may engage, may require, for either business or legal reasons, that Client accounts or personal accounts of Employees do not trade in the subject securities for specified time periods.  Any such security will be designated as “restricted.”  The CCO will determine which securities are restricted, will maintain a list (the “Restricted List”) of such securities, which is also maintained in the Compliance Portal, and will deny permission to effect transactions in Client or Employee personal accounts in securities on the Restricted List.  In addition, to the Compliance Portal, securities on the Restricted List will also be maintained on the Company’s order management system, Eze Castle Integration, which will deny permission to effect transactions in securities on the Restricted List in Client accounts.  The CCO will periodically disseminate the Restricted List to all Employees as it is updated.  No Employee may engage in any trading activity, whether for a Client account or a personal account, with respect to a security while it is on the Restricted List.  Restrictions with regard to designated securities are also considered to extend to options, rights or warrants relating to those securities and any securities convertible into those securities.

The CCO or designee will be responsible for determining whether to remove a particular company from the Restricted List.  The Employee requesting the removal of an issuer from the Restricted List must complete a Restricted List Deletion Form via the Compliance Portal or by completing the form attached to this Manual as Exhibit L and return it to the CCO.
The Restricted List is confidential and may not be disseminated outside the Company.
Confidentiality of Material Non-Public Information
Communications
Information in your possession that you or someone else has identified as material and non-public may not be communicated to anyone, including any person within the Company other than the CCO and those persons who “need to know” such information in order to perform their job responsibilities at the Company.

Information Handling
Employees should take all appropriate actions to safeguard any material, non-public information in their possession.  Care should be taken that such information is secure at all times.  For example, do not leave documents or papers containing material, non-public information on your desks or otherwise for people to see, access to files containing material, non-public information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.
You may not make unauthorized copies of material, non-public information.  Additionally, you must ensure the disposal of any material, non-public information in your possession is authorized (for example, material, nonpublic information obtained pursuant to a confidentiality agreement may be required to be returned in certain circumstances).  Upon termination of your employment with the Company, you must return to the Company any material, non-public information (and all copies thereof in any media) in your possession or under your control.
D.	Personal Securities Transactions
1. General
The Company has adopted the following general principles governing personal investment activities by Company personnel:
•
the interests of Client accounts will be placed in front of any Employee personal transaction.  Appropriate investment opportunities must be made for the Company’s Clients before the Company or any Employee may act on them;

•
all personal securities transactions will be conducted in such a manner as to avoid any actual, potential or perceived conflicts of interest or abuse of an individual’s position of trust and responsibility;

•
all Employees will connect read-only feed with an online Compliance Portal for any discretionary accounts.  The software runs all Employee trades in these accounts against the Company’s Restricted List daily and provides exception reports for any violations to the CCO within 24 hours.  The CCO reviews these reports daily;

•	the CCO must report all Code of Ethics violations to the Trust CCO
2.	Restrictions and Limitations on Personal Securities Transactions
The following restrictions and limitations govern investments and personal securities transactions by all Employees:

Pre-Clearance Procedures
Employees must obtain approval from the CCO or designee prior to executing a transaction in any Reportable Brokerage Account (defined below) by submitting a pre-clearance form via the Compliance Portal or by submitting the form attached to this Manual as Exhibit M.  All approved securities transactions must be executed on the same day that the pre-clearance is obtained.  Post-approval of personal securities transactions is not permitted.  All pre-clearance requests are confirmed through the online Compliance Portal utilized by the Company.  Blue River has been retained to aid in the daily administration of the compliance program of the Company. The compliance staff at Blue River monitors the online Compliance Portal during business hours to ensure that all pre-clearance requests are addressed and confirmed.
Actions that occur without the direction of the Employee will be exempt from these requirements (option expiration, called bond, converted security, etc.).
The securities below are exempt from the above pre-clearance requirement:
•	Money-Market Funds;
•	Open-End Mutual Funds, not managed by the Company;
•	Bankers’ Acceptances, Bank Certificates of Deposit (CDs), Commercial Paper and High Quality Short-Term Debt Instruments, including Repurchase Agreements;
•	Brokerage Certificates of Deposit;
•	Direct obligations of the Government of the United States (U.S. Treasury Securities);
•	Transactions through an established Automatic Investment Plan;
Automatic Investment Plan (“AIP”) means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  For example, securities that are purchased as part of automated payroll deductions/contributions to an Employee’s 401(k), other automated contributions to a mutual fund after tax savings plan. An Automatic Investment plan includes a Dividend Reinvestment Plan (“DRIP”).

Restricted List
No Employee personal securities transactions will be permitted in any security that is currently on the Company’s Restricted List.  All Employee personal securities transactions are subject to monitoring in order to ascertain any pattern of conduct which may evidence use of material non-public information obtained in the course of their employment.
Participation in IPOs and Secondary Offerings
No Employee may acquire any security in an initial public offering (IPO) or secondary public offering without the prior approval of the CCO.
Private Placements
Private placements of any kind (including, but not limited to, limited partnership investments, limited liability companies, hedge funds, private equity funds, PIPEs, real estate, oil and gas partnerships and venture capital investments) may only be acquired with pre-approval of the CCO, and, if approved, will be subject to monitoring for possible future conflicts.  A request for approval of a private placement must be submitted in advance of the proposed date of investment by completing an Outside Business Activities Disclosure Form via the Compliance Portal or by completing the form attached hereto in Exhibit C of this Manual.
Prohibition Against Front Running
Information regarding Client trading must not be used in any way to influence trades in personal accounts or in the accounts of other Clients, including those of other Employees. Trading ahead of a Client’s order is known as “front-running” and is prohibited.
Each Employee is prohibited from buying or selling for either a Client account or an Employee personal account (i) an option while in possession of non-public information concerning a block transaction by a Client account in the underlying stock, or (ii) an underlying security while in possession of non-public information concerning a block transaction by a Client account in an option covering that security (the “inter-market front running”).  This prohibition extends to trading in stock index options and stock index futures while in possession of non-public information concerning a block transaction in a component stock of an index.
3.	Reportable Accounts
All Employees must provide, to the CCO, a written or electronic disclosure in the Brokerage Account Disclosure Report form attached to this Manual as Exhibit D or via the Compliance Portal certifying all Reportable Brokerage Accounts within ten (10) days after first becoming an Employee and thereafter upon establishing any new Reportable Brokerage Account.  For the purposes of this Code, Reportable Brokerage Accounts include any personal brokerage account over which the Employee has control or discretionary trading authority and that has the capability to hold or trade individual securities2.  In addition, Reportable Brokerage Accounts include securities accounts of a spouse, minor children and relatives resident in the Employee’s home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Employee obtains therefrom benefits substantially equivalent to those of ownership.  When an Employee has a substantial measure of influence or control over an account, but not direct or indirect beneficial ownership (as for example when the Employee serves as executor or trustee for someone outside his or her immediate family, or manages or helps to manage a charitable account), such account shall not be subject to this Code, but in all transactions involving any such account the Employee will be expected to conform to the spirit of these rules and specifically avoid any activity that conflicts or might appear to conflict with the best interests of the Company’s Clients. The following types of accounts are NOT considered Reportable Brokerage Accounts and are not reportable:

•	Any personal brokerage account over which the Employee has no control or discretionary trading authority, including any Managed Accounts (as defined below); and
•	Accounts that allocate exclusively to open-end mutual funds and do not have discretionary brokerage capability for individual securities (e.g., 529 and 401(k) accounts).
A Managed Account is a brokerage account that meets the following criteria:
•	the account is managed by a third party investment manager (i.e., financial planner or wealth manager or trustee) that is an independent unaffiliated professional; and
•
the Employee has no direct or indirect influence or power to control or influence investment decisions in the account, including: (i) suggesting purchases or sales of investments to the trustee or third-party discretionary manager; (ii) directing purchases or sales of investments; or (iii) consulting with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account.

[3]
“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

A Managed Account held by an Employee will be exempted from trade pre-clearance and ongoing reporting requirements of this Code.  However, all Employees must provide, to the CCO, a written or electronic disclosure in the Managed Account Disclosure Report form attached to this Manual as Exhibit E or via the Compliance Portal certifying all Managed Accounts within ten (10) days after first becoming an Employee and thereafter upon establishing any new Managed Account.  Furthermore, the representations contained in Exhibit E must be completed quarterly by all Employees who have reported having such Managed Accounts, by completing the Managed Account Disclosure Report in form of an assignment via the Compliance Portal or by submitting the form to the CCO.  In addition, the Employee will be required to provide to the CCO a letter signed by the investment manager on the manager’s letterhead that the above criteria will be met or alternatively, may provide a copy of the investment advisory agreement or contract.  Employees must provide reports of holdings and/ or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Employee’s Managed Accounts at the request of the Company’s CCO.
Employees’ immediate family members also must adhere to the restrictions on personal securities transactions.  However, if an Employee has no discretion over the account and is not a beneficial owner of the account of the family member, they need only disclose that the accounts which the family member holds exist, and not set up read-only feeds or require any pre-clearance of trades.
4.	Investment Reporting
Holdings Reports
All Employees must certify their personal securities holdings by completing the Employee Securities Holding Report via the Compliance Portal or by completing the form attached to this Manual as Exhibit F within ten (10) days after first becoming an Employee.  The information contained in the Employee Securities Holding Report must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Employee.
Additionally, Employees must submit annually an Employee Securities Holding Report via the Compliance Portal or in the form attached to this Manual as Exhibit F by January 31st of each year, provided, however, that an Employee need not submit an annual Employee Securities Holding Report if the information reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Company.  The information contained in the annual Employee Securities Holding Report must be current as of a date no more than forty-five (45) days prior to the date the Employee Securities Holding Report is submitted.

A report must be submitted even if no purchases or sales of securities were made during the period covered by the report.  The annual Employee Securities Holding Report must include all transaction information and brokerage account information, including dates and the date the report is being submitted.
Transactions Reports
Employees must file a written or electronic Quarterly Trade Report via the Compliance Portal or in the form attached to this Manual as Exhibit G within 30 days after the end of each calendar quarter that identifies all transaction made during the quarter, provided, however, that an Employee need not submit a Quarterly Trade Report if the information reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Company.
A Quarterly Trade Report must be submitted even if no purchases or sales of securities were made during the period covered by the report.  Quarterly Trade Reports must include all transaction information and brokerage account information, including the dates, the nature of the transaction, and the date the report is being submitted.  If a new brokerage account was opened the Quarterly Trade Report must specify to that affect and also include identifying information about the account, the date the account was established, and the date the report is being submitted.  As stated above in Section II.D.3. “Reportable Accounts” of this Manual, all Employees must provide, to the CCO upon establishing any new Reportable Brokerage Account, a written or electronic disclosure in the Brokerage Account Disclosure Report form attached to this Manual as Exhibit D or via the Compliance Portal.
5.	Review
The CCO shall be responsible for (i) notifying Employees of their reporting obligations under this Code and (ii) reviewing the reports submitted by each Employee under this Code.  The CCO may assign the review of Employee reports to a designee, however, no person shall be allowed to review or approve his or her own reports, and reports shall be reviewed by the CCO or other officer who is senior to the person submitting the report.  The CCO shall maintain records of all reports filed pursuant to these procedures.
All Employee personal securities transactions are subject to monitoring in order to ascertain any patterns of conduct which may evidence conflicts with the principles of this Manual, including patterns of front-running or other inappropriate behavior.

Any member of the Investment Committee will ensure that the CCO’s own trades and Transaction reports are reviewed and pre-cleared timely.
E.	Political Contributions
1. Company Contributions
Firm funds or gifts may not be furnished, directly or indirectly, to a government official, government employee or politician for the purpose of obtaining or maintaining business on behalf of the Firm.  Such conduct is illegal and may violate federal and state criminal laws.  Assistance or entertainment provided to any government office should never, in form or substance, compromise the Firm’s arms-length business relationship with the government agency or official involved.
2.	Foreign Corrupt Practices Act
The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government.  Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government.  In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions.  Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government.
The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s county, as well as bona-fide travel costs for certain legitimate business purposes.  However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.
Civil and criminal penalties for violating the FCPA can be severe.  The Company and its Access Persons must comply with the spirit and the letter of the FCPA at all times.  Access Persons must obtain written pre-clearance from the CCO prior to giving anything of value that might be subject to the FCPA by submitting a pre-clearance form via the Compliance Portal or by submitting the form attached to this Manual as Exhibit O.
3.	Pay-to-Play
i.	Background
SEC Rule 206(4)-5 prohibits “pay-to-play” practices by investment advisers that seek to provide investment advisory services to government entities (i.e., any state or political subdivision of a state, including: any agency, authority or instrumentality of the state, a pool of assets sponsored or established by the state, a plan or program of a government entity; and officers, agents, or employees of the state acting in their official capacity).  The rule applies to government assets managed by the Company, whether in a separate account or a pooled investment vehicle.   Rule 206(4)-5 prohibits:

•
An adviser’s receipt of compensation from a government entity for two years following any contribution by the adviser or certain of its personnel (“covered associates”), to certain officials (“covered official”) of a government entity;

•
Payments by an adviser or any covered associate to third-party solicitors or placement agents for their solicitation of government entities unless the third party solicitor is a registered representative of a broker-dealer or registered investment adviser subject to pay-to-play regulations; and

•
An adviser and its covered associates from soliciting or coordinating contributions for an official of a government entity to which the adviser is seeking to provide advisory services, or payments to a political party of a state or locality where any adviser is providing or seeking to provide advisory services to a government entity.

The rule also prohibits acts done indirectly, which, if done directly, would result in a violation of the rule and includes increased recordkeeping requirements regarding political contributions made by its covered associates.
The look back provisions of the rule require an investment adviser to look back in time to determine whether it will be subject to any business restrictions under the rule when employing or engaging a person who would be considered a covered associate due to such person’s triggering contribution to an official of a government entity.  The two year time out is not triggered by a contribution made by a natural person more than 6 months prior to becoming a covered associate, unless he or she, after becoming a covered associate, solicits Clients.  As a result, the full two year look back applies only to covered associates who solicit for the Company.
ii.	Definitions
A contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:
•	The purpose of influencing any election for federal, state or local office;
•	The payment of debt incurred in connection with any such election; or
•	Transition or inaugural expenses incurred by the successful candidate for state or local office.

This includes not only monetary contributions, but also in-kind contributions such as payment for services or use of facilities, personnel or other resources to benefit any federal, state or local candidate campaign, political party committee, or other political committee or political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code (such as the Republican or Democratic Governors Association), or the inaugural committee or transition team of a successful candidate.
Volunteer services provided to a campaign by Employees on their own personal time are not treated as contributions.
A covered associate includes any of the following:
•	The Company’s general partners, executive officers or other individuals with a similar status or function;
•	Any Employees who solicits government entities for the Company and any person who supervises, directly or indirectly, such Employee; and
•	Any political action committee controlled by the investment adviser or its covered associates.
A covered official is a person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate of a government entity, if the official can (1) directly or indirectly influence the governmental entity’s selection of an investment adviser; or (2) has the authority to appoint an official with such influence.  This could cover state or local officials who are running for federal office.
A government entity is defined as any state and local governments and political subdivisions thereof, including their agencies and instrumentalities and pools of assets sponsored or established by the foregoing (such as public pension funds and participant-directed investment programs for the benefit of the public (e.g., 529 college tuition savings programs) or government Employees (e.g., 403(b) and 457 retirement plans)).

iii.	Compliance Procedures
The following procedures will apply to political contributions by the Company and its Employees:
•
all contemplated contributions to a political candidate (including federal, state, local or PACs) by any Employee will require pre-clearance from the CCO by submitting a pre-clearance form in the Compliance Portal or by submitting the form attached to this Manual as Exhibit I;

•	coordination of, or solicitation by, the Company of political contributions to a government official, or payment to a political party of a state or locality, will not be permitted;
•
newly hired or promoted Employees who will be considered covered associates will be required to disclose any political contributions made in the past two years to determine if the look back provisions will apply by completing and submitting a New Employee Political Contribution Declaration Form via the Compliance Portal or by completing and submitting the form attached hereto as Exhibit J of this Manual; and

•
any new relationships with third-party solicitors will require pre-approval from the CCO. (See also Section V.E. of this Manual regarding additional policies relating to engagement of third-party solicitors)

In addition, the CCO may require periodic certifications from Employees that they have not made any political contributions in violation of the Company’s policy.
Exemptions
De Minimis Contributions
Although all contributions by Employees must be pre-approved, contributions to any state or local candidate or official which are less than the statutory de minimis amounts will be approved.  Contributions will be approved if:
•	the Employee is entitled to vote for the candidate and the contribution does not exceed $350 per election; or
•	the Employee is not entitled to vote for the candidate and the contribution does not exceed $150 per election.

Other Limited Exemptions
Pursuant to the “returned contribution” exception, if a covered associate of an adviser makes a contribution that triggers the two-year time-out period solely because he or she was not entitled to vote for the official at the time of the contribution, the Company can effectively undo the contribution under very narrow circumstances. To be eligible for the returned contribution exception,
•	the contribution had to be less than $350,
•	the Company must have discovered the contribution within four months of the date of such contribution, and
•	the Company must cause the contributor to re-collect the contribution within 60 days after the Company discovers the contribution.
The specificity of the requirements significantly limits the availability of the exception. Further, an adviser with less than 50 employees can only rely on the returned contribution exception twice in a 12-month period (three times for advisers with more than 50 employees) and an adviser can never use the returned contribution exception for the same covered associate twice.
In addition, Rule 206(4)-5 allows an adviser to apply for an order exempting it from the two-year time-out requirement in the event of an inadvertent violation that falls outside of the exceptions set forth above when, according to the SEC, the imposition of the time-out provision is unnecessary to achieve the Rule’s intended purpose.
Recordkeeping
Rule 206(4)-5 also requires the Company to keep records of contributions made by the Company and its covered associates to government officials and candidates, payments to state or political parties and PACs, a list of its covered associates and government entities that invest or have invested in the past five years with the Company or a pooled investment vehicle managed by the Company.  The Company must also maintain records of the names and addresses of each regulated third party adviser or broker-dealer to whom the Company provides payment for the solicitation of a government entity.
The CCO is responsible for ensuring that the Companies and their employees comply with  Rule 206(4)-5 as well as with the record keeping requirements under Rule 204-2(a)(18)(ii). Specifically, the CCO and its designees must maintain a political contribution log that will have the following information required by Rule 204-2(a)(18)(ii):
•	The name and title of each contributor;

•	The name and title (including any city/county/State or other political subdivision) of each recipient of a contribution or payment;
•	The amount and date of each contribution or payment; and
•	Whether any such contribution was the subject of the exception for certain returned contributions pursuant to section 206(4)-5(b)(2) of the Advisers Act.
Additionally, the CCO will ensure that the Company is maintaining the following records:
•	A list containing the names, titles, and business and residence addresses of all “covered associates”.
•
A current list of all government entities to which the adviser provides (or has provided in the past 5 years) advisory services, or which are (or were) investors in any covered investment pool to which the adviser provides (or has provided in the past 5 years) advisory services.

Furthermore, the CCO and its designees must on a routine basis, but in no case less than once in a calendar quarter, conduct searches through public databases for any undisclosed political contributions made by Employees.
F.	Conflicts of Interest
1. General
Under Section 206 of the Advisers Act, the duty of the Company to refrain from fraudulent conduct includes an obligation to disclose material facts to its Clients whenever the failure to do so would defraud any Client or prospective client.  The Company’s duty to disclose material facts is particularly pertinent whenever the Company is in a situation involving a conflict or potential conflict of interest with a Client.  The type of disclosure required by the Company in such a situation will depend upon all the facts and circumstances, but as a general matter, the Company must disclose to Clients all material facts regarding the potential conflict of interest so that the Client can make an informed decision whether to enter into or continue an advisory relationship with the Company or whether to take some action to protect himself against the specific conflict of interest involved.
If any Employee is aware of a personal interest that is, or might be, in conflict with the interest of the Company or its Clients, that Employee shall disclose the situation or transaction and the nature of the conflict to the CCO for appropriate consideration. Any compliance concern or outside business activity should be reported through the online Compliance Portal. The Compliance Portal acts as a conflicts inventory as it maintains permanent record of these documents for immediate access to such items. At any time, the CCO may print a report with recorded conflicts and outside business activities as well as the original forms.  Blue River will report each outside business activity form or compliance concern report as it comes in through the Compliance Portal to the CCO of the Company.  Blue River and the CCO will discuss the issue and determine what recourse may be necessary immediately.  The CCO will make a determination as to whether disclosure to the Clients is necessary at the time the conflict is reported.  The conflicts log is also reviewed each quarter during the quarterly compliance testing which Blue River performs.  At this time, the CCO will revisit any conflicts or compliance concerns reported during the quarter and ensure that they were resolved and if they need to be disclosed to the Clients.

Please see Section III.H. of this Manual for a complete discussion of the Company’s disclosure obligations on Form ADV.
2.	Investment Conflicts
Employees who are planning to invest in or make a recommendation to invest in a security for any Client, and who have a material interest in the security or a related security, must first disclose such interest to the CCO. The CCO shall conduct an independent review of the recommendation to purchase the security for Clients and written evidence of such review shall be maintained by the CCO.  Employees shall not fail to timely recommend a suitable security to, or purchase or sell of suitable security for, the Company in order to avoid an actual or apparent conflict with a personal transaction in a security.
3.	Investment Negotiation Conflicts
In order to ensure compliance with Section 17(d) under the 1940 Act whenever an investment professional proposes to negotiate a term other than price for an investment (including any amendments), he/she must check to see if the investment (or any other position in the issuer’s capital structure) is held (or proposed to be invested) in any Company managed pooled investment vehicle that is a registered investment company (e.g., U.S. Mutual Funds).
If the investment is held in any Company managed pooled investment vehicles that is a registered investment company, that person must contact the CCO for guidance.  The transaction is generally permitted if all accounts are in the same part of the capital structure and participate in the investment pro rata.  Alternatively, impose a “Chinese Wall” between the registered investment company and the institutional Client account investment decision-making.  One person can negotiate, provided final investment decision still made separately. The CCO may also consult with outside counsel and/or the Trust CCO for guidance.

4.	Capital Structure Conflicts
Conflicts will arise in cases when Clients of the Company invest in different parts of an issuer’s capital structure, including circumstances in which one or more Clients own private securities or obligations of an issuer and other Clients may own public securities of the same issuer.  In addition, one or more Clients may invest in securities, or other financial instruments, of an issuer that are senior or junior to securities, or financial instruments, of the same issuer that are held by or acquired for, one or more other Clients.  If such issuer encounters financial problems, decisions related to such securities (such as over the terms of any workout or proposed waivers and amendments to debt covenants) will raise conflicts of interests.  For example, a Client holding debt securities of the issuer may be better served by a liquidation of the issuer in which it may be paid in full, whereas a Client holding equity securities of the issuer might prefer a reorganization that holds the potential to create value for the equity holders.
In the event of conflicting interests within an issuer’s capital structure, the Company will generally pursue the strategy that it believes will maximize value for Client accounts overall (without regard to the nature of the accounts involved or fees received from such accounts):
•	This strategy may be recommended by one or more investment professionals of the Firm;
•	A single person may represent more than one part of an issuer’s capital structure;
•	The recommended course of action will be presented to the Company’s Investment Committee for final determination as to how to proceed
The Company may elect, but is not required, to assign different teams to make recommendations for different parts of the capital structure as the Investment Committee determines in its discretion.
In the event the Company, its affiliates, its Clients and their respective officers, directors, trustees, stockholders, members, partners and Employees and their respective funds and investment accounts (collectively, the “Related Parties”) serve on the board of the subject company, they should recuse themselves from voting on any board matter with respect to a transaction that has an asymmetrical impact on the capital structure.
•	Related Party board members may still make recommendations to the Investment Committee.
•	If any such persons are also on the Investment Committee, they may recuse themselves from the Investment Committee’s determination.
The Company  may use external counsel for guidance and assistance.

5.	Position Conflicts
Should the Company cause one Client account to buy a security and another Client account to sell or short the same security, such opposing positions are not permitted within the same account or within any accounts managed by the same portfolio manager without prior trade approval by the CCO.  In addition, transactions in investments by one or more affiliated Client accounts may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of other Client accounts.
Generally, the Company does not purchase, sell or hold securities on behalf of Clients contrary to the current recommendations made to other affiliated Client accounts.  However, because certain Client accounts may have investment objectives, strategies or legal, contractual, tax or other requirements that differ (such as the need to take tax losses, realize profits, raise cash, diversification, etc.), the Company may purchase, sell or continue to hold securities for certain Client accounts contrary to other recommendations.  In addition, the Company may be permitted to sell securities or instruments short for certain Client accounts and may not be permitted to do so for other affiliated Client accounts.
6.	Conflicts Related to Investments in Affiliated Fund
The Company’s purchase for a Client accounts interests in other pooled vehicles, including U.S. Mutual Funds, offered by Related Parties.  Investment by a Client in such a vehicle means Related Parties receive advisory or other fees from the Client in addition to advisory fees charged for managing the Client’s account.  The details of any possible fee offsets, rebates or other reduction arrangements in connection with such investments are provided in the documentation relating to the relevant Client account and/or underlying investment vehicle.  In choosing between vehicles managed by Related Parties and those not affiliated with Related Parties, Related Parties may have a financial incentive to choose Related Parties-affiliated vehicles over third parties by reason of additional investment management, advisory or other fees or compensation Related Parties may earn.  The potential for fee offsets, rebates or other reduction arrangements may not necessarily eliminate this conflict and Related Parties may nevertheless have a financial incentive to favor investments in Related Parties-affiliated vehicles.  If the Company invest in an affiliated vehicle, a Client should not expect the Company to have better information with respect to that vehicle than other investors may have (and if the Company does have better information they may be prohibited from acting upon it in a way that disadvantages other investors).
Additionally, Related Parties may sponsor and manage funds and accounts that compete with the Company or make investment with funds sponsored or managed by third-party advisers that would reduce capacity otherwise available to the Company’s Clients.

7.	Prohibited Conduct with Clients
It is a violation of an Employee’s duty of loyalty to the Company and its Clients for any Employee, without the prior written consent of the CCO, to:
•
rebate, directly or indirectly, to any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;

•
accept, directly or indirectly, from any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;

•
own any stock or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or related business, except for a minority stock ownership or other financial interest in any business which is publicly-owned; or

•
borrow money from any of the Company’s suppliers or Clients; provided, however, that (i) the receipt of credit on customary terms in connection with the purchase of goods or services is not considered to be a borrowing within the foregoing prohibition and (ii) the acceptance of loans from banks or other financial institutions on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.

8.	Outside Activities of Employees
Policy
Employees are expected to devote their full professional time and efforts to the business of the Company and to avoid any activities that could present actual or perceived conflicts of interest.
Employees must obtain prior approval from the CCO for any outside activity that involves:
•	a time commitment that would prevent you from performing your duties for the Company;
•	accepting a second job or part-time job of any kind or engaging in any other business outside of the Company;

•	active participation in any business in the financial services industry or otherwise in competition with the Company;
•	teaching assignments, lectures, public speaking, publication of articles, or radio or television appearances, or
•
serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses and charitable, non-profit and political organizations.

Employees may not serve on the board of any company whose securities are publicly traded, or of any company in which the Company or any Client account owns securities.
Compliance Procedures
All outside activities conducted by an Employee must be approved prior to participation by the CCO or his/her designee by completing and submitting an Outside Business Activities questionnaire via the Compliance Portal or by completing and submitting the form attached hereto as Exhibit C of this Manual.
The CCO or his/her designee may require full details concerning the outside activity including the number of hours involved and any compensation to be received.  In addition, in connection with any approval of an outside activity, such approval may, at the discretion of the CCO, be subject to certain conditions deemed necessary or appropriate to protect the interests of the Company or any Client.
In addition, to the extent that the Company files a Form U-4 for an Employee seeking to engage in an outside business activity, the Form U-4 will need to be updated to reflect the activity.  Please see Section III.H. of this Manual for additional policies relating to the Form U-4.
9.	Gifts and Entertainment
Policy
The Company recognizes the value of fostering good working relationships with individuals and firms doing business or seeking to do business with the Company.  Subject to the guidelines below, Employees are permitted, on occasion, to accept gifts and invitations to attend entertainment events.  However, Employees should always act in the best interests of the Company and its Clients and should avoid any activity that might create an actual or perceived conflict of interest or impropriety in the course of the Company’s business relationships.  Employees should not accept any gifts or entertainment invitations that have the likelihood of influencing their decisions regarding the business transactions involving the Company.  Employees should contact the CCO or his/her designee to discuss any offered activity or gift that may create such a conflict.  The Company reserves the right to prohibit the acceptance or retention of a gift or offer of entertainment, regardless of value, as it may determine in its sole discretion.

Entertainment may include such events as meals, shows, concerts, theatre events, sporting events or similar types of entertainment.  “Entertainment” also includes in-town and out-of-town trips and seminars where the service provider or counterparty offers to pay for items such as lodging, airfare, meals and/or event expenses.  For the purposes hereof, a gift will be deemed to be of significant value if it exceeds $200.00 per gift from any person or entity doing business or seeking to do business with the Company and an entertainment event will be deemed to be of significant value if it exceeds $1,000.00 per event from any such person or entity.  An entertainment event will only be deemed to be entertainment if a representative of the service provider or counterparty is also attending the event (otherwise, it will be deemed to be a gift).  No gift or entertainment may be accepted or given, however, regardless of value, that has the likelihood of influencing, any business decision or relationship of the Company.
Compliance Procedures
The Company has adopted the following principles and procedures governing gifts and entertainment:
•
Any gifts or entertainment of significant value (as defined above) offered from an existing or prospective firm service provider or counterparty must be approved by the CCO via the Compliance Portal or in the form attached to this Manual as Exhibit N.

•
Employees may not accept more than four gifts or attend more than six entertainment events per year, regardless of value, given or sponsored by the same person or entity without approval from the CCO via the Compliance Portal or in the form attached to this Manual as Exhibit N.

•	Employees may not request or solicit gifts or particular entertainment events.
•	No gift of cash or cash equivalents may be accepted.
•	Items such as pens, coffee mugs or clothing items with a counterparty’s logo are excluded.
•	The Company keeps a log which is updated quarterly that identifies affiliate parties of the Company and the Clients. The CCO is responsible for keeping this log up-to-date.

G.	Confidentiality and Privacy Policies
1. Company Information
The protection of confidential business information is vital to the interests and the success of the Company.  Employees may not disclose to third parties, or use for his/her own personal benefit, any information regarding:
•	Advice by the Company to its Clients;
•	Securities or other investment positions held by the Company or its Clients;
•	Transactions on behalf of the Company or its Clients;
•	The name, address or other personal identification information of Clients or investors;
•	Personal financial information of Clients or investors, such as annual income, net worth or account information;
•	Investment and trading systems, models, processes and techniques used by the Company;
•
Company business records, Client files, personnel information, financial information, Client agreements, supplier agreements, leases, software, licenses, other agreements, computer files, business plans, analyses;

•	Any other non-public information or data furnished to you by the Company or any Client or investor in connection with the business of the Company or such Client or investor; or
•	Any other information identified as or which you may otherwise be obligated to keep confidential.
The information described above is the property of the Company and should be kept strictly confidential.  Employees may not disclose any such information to any third party without the permission of the CCO or another officer of the Company, except for a purpose properly related to the business of the Company or a Client of the Company (such as to a Client’s independent accountants or administrator) or as required by law.
2.	Client Information and Privacy Policy
The Company is required by federal regulations (SEC Regulation S-P, 17 CFR 284.30) to adopt certain procedures designed to protect all Client confidential and nonpublic information and to safeguard personal information contained in both paper and electronic records. The following policy (the “Privacy Policy”) is designed to meet the standards set forth in the federal regulations as well as the Commonwealth of Massachusetts Standards for Protection of Personal Information (to the extent that such standards are applicable).  For purposes of this Privacy Policy, the term Client includes, where appropriate, investors in pooled investment vehicles (e.g., U.S. Mutual Funds) managed by the Company.  Please see Exhibit Thirteen of Trusts Policies and Procedures for more information regarding the Trust Privacy Policy relating to the U.S. Mutual Funds.

Implementation
The Company is committed to (i) safekeeping and confidentiality of personal information collected from potential, current and former Clients and (ii) safeguarding records and information against the unauthorized acquisition or use of unencrypted data or encrypted electronic data regarding each Client.  The proper handling of personal information is one of the Company’s highest priorities.
To this end, the CCO has been designated to implement, maintain, review and revise, as necessary, a comprehensive information security program.  The primary objectives for the CCO is to identify and assess any and all reasonably foreseeable internal and external risks to the security, confidentiality and/or integrity of any electronic, paper or other records containing personal information, and to evaluate and improve, where necessary, the effectiveness of current safeguards for limiting such risks.  To this end, the Company: (i) employs ongoing Employee training; (ii) sets policy for Employees relating to the storage, access and transportation of Client records and personal information; (iii) reviews the scope of security measures at least annually; (iv) reasonably monitors its information systems, including for unauthorized use or access; and (v) reasonably reviews and tests electronic encryption and other elements of its computer security system (including its secure user authentication protocols, secure access control measures and system security agent software).
The CCO reviews all contractual relationships with third party service providers engaged by the Company to ensure adequate protections are in place with respect to the safeguarding of personal information.
Client Information
The Company collects and keeps only such information that is necessary for it to provide the services requested by its Clients and to administer its Clients’ business with the Company.  For instance, the Company may collect nonpublic personal information (such as name, address, phone number, social security number, date of birth, assets, income, and net worth) from Clients when they complete a subscription or other form.  The Company may also collect nonpublic personal information from Clients or potential clients as a result of transactions with the Company, its affiliates, its Clients or others (such information to include including, but not limited to, shareholder account numbers and balance, payments history, parties to transactions, cost basis information, and other financial information).

The Company does not disclose any nonpublic personal information about our current or former consumers or customers to nonaffiliated third parties, except as permitted by law. For example, pooled investment vehicles have no employees, they conduct their business affairs through third parties that provide services pursuant to agreements with the pooled investment vehicles (as well as through its officers and directors).
The Company recognizes and respects the privacy expectations of each of our customers and believes that the confidentiality and protection of consumer information is one of our fundamental responsibilities. The Company is committed to maintaining the confidentiality, integrity and security of the customers’ personal information and will handle personal consumer and customer information only in accordance with Regulation S-P and any other applicable laws, rules and regulations. The Company will ensure: (i) the security and confidentiality of customer records and information; (ii) that customer records and information are protected from any anticipated threats and hazards; and (iii) that unauthorized access to, or use of, customer records or information is protected against.
Protection of Information
The Company maintains security standards to protect Clients’ information, whether written, spoken, or electronic.  To that end, the Company restricts access to nonpublic personal information to Company personnel who need to know such information in order to provide services to Clients.  All electronic or computer files containing such information is password secured and firewall protected from access by unauthorized persons.   The Company periodically updates and checks its systems to ensure the protection and integrity of information.
The Company also maintains reasonable restrictions upon physical access to records containing personal information, and stores such records in secure facilities.
Sharing Information
The Company only shares the nonpublic personal information of its Clients with unaffiliated entities or individuals (i) as permitted by law and as required to provide services to the Company’s Clients, such as with representatives within our firm, securities clearing firms, insurance companies and other services providers of the Company, or (ii) to comply with legal or regulatory requirements.  The Company may also disclose nonpublic personal information to another financial services provider in connection with the transfer of an account to such financial services provider.  Further, in the normal course of business, the Company may disclose information it collects about Clients to entities or individuals that contract with the Company to perform servicing functions such as recordkeeping or computer-related services.  Finally, the Company may make good faith disclosure of the nonpublic personal information of its Clients to regulators who have regulatory authority over the Company.

Companies hired to provide support services to the Company are not allowed to use personal information for their own purposes and are contractually obligated to maintain strict confidentiality.  When the Company provides personal information to service providers, it requires these providers to agree to safeguard such information, to use the information only for the intended purpose and to abide by applicable law.  In accordance with the aforementioned Privacy Policy, the Company, through the CCO, may require service providers to provide periodic reports outlining their privacy policies. The CCO discusses Privacy Policy and Security issues with each service provider on an annual basis.
The Company will determine that the policies and procedures of its affiliates and service providers are reasonably designed to safeguard customer information and require only appropriate and authorized access to, and use of, customer information through the application of appropriate administrative, technical, physical, and procedural safeguards that comply with applicable federal standards and regulations.  The Company directs each of its service providers to adhere to the Company’s privacy policy and to its respective Clients’ privacy policies and to take all actions reasonably necessary so that the Company and its Clients are in compliance with the provisions of 17 CFR 248.30, including, as applicable, the development and delivery of initial and annual privacy notices and maintenance of appropriate and adequate records. The Company will require its service providers to restrict access to nonpublic personal information about customers to those Employees who need to know that information to provide products or services to customers.
The Company may require its service providers to provide periodic reports to its Clients outlining their privacy policies and implementation and promptly report to the Company any material changes to their privacy policy before, or promptly after, their adoption.
The Company does not (i) provide personally identifiable information to mailing list vendors or solicitors for any purpose or (ii) sell information relating to its Clients to any outside third parties.
Employee Access to Information
Only Employees with a valid business reason have access to Clients’ personal information.  These Employees are educated on the importance of maintaining the confidentiality and security of such information and are required to abide by the Company’s information handling practices.  The Company employs reasonable procedures to prevent terminated Employees from accessing records containing personal information.

Maintaining Accurate Information
The Company’s goal is to maintain accurate, up to date Client records in accordance with industry standards.  The Company has procedures in place to keep information current and complete (including the timely correction of inaccurate information).
E-Mail
Should a Client send the Company a question or comment via e-mail, the Company will share the Client’s correspondence only with those Employees or agents most capable of addressing the Client’s question or concern.  All written communications pertaining to such question or comment will be retained by the Company until such time as the Company believes (in its good faith judgment) that it has provided the Client with a complete and satisfactory response.  After that time, the Company will either discard the communication or archive it according to the requirements of applicable securities laws.
Please note that, unless expressly advised otherwise, the Company’s e-mail facilities do not provide a means for completely secure and private communications.  Although every attempt will be made to keep Client information confidential, from a technical standpoint, there is still a risk.  For that reason, please do not use e-mail to communicate information to the Company that is considered to be confidential.  If the Client wishes, communications with the Company may be conducted via telephone or by facsimile.  Additional security is available to Clients if they equip their Internet browser with 128-bit “secure socket layer” encryption, which provides more secure transmissions.
Disclosure of Privacy Policy
The Company recognizes and respects the privacy concerns of its potential, current and former Clients.  The Company is committed to safeguarding this information.  As a member of the financial services industry, the Company provides this Privacy Policy for informational purposes to Clients and Employees and will distribute and update it as required by law. The Privacy Policy is also available to upon request.
Furthermore, for the Company’s U.S. Mutual Fund Clients, the CCO will ensure that the U.S. Mutual Funds Privacy Notice is disseminated with the U.S. Mutual Funds Summary Prospectus initially and will further ensure that the Privacy Notice is included in the U.S. Mutual Funds Prospectus and Annual Financial Reports.  The U.S. Mutual Funds Privacy Notice is attached to this Manual as Appendix VIII.

Violations
The Company imposes reasonable disciplinary measures, which may include termination, for violations of its Privacy Policy.
H.	Prohibition Against Manipulative Trading Practices
Prohibition Against Window Dressing:  Window dressing is sometimes undertaken by unscrupulous portfolio managers near the end of the quarter or year to improve the appearance of portfolio/fund performance before presenting it to clients or shareholders.  To window dress, the fund manager will sell-off positions with large losses and purchase well-performing and well-known positions near the end of the quarter or year.  These securities are then reported as part of the fund’s holdings.  While this may have little effect on actual performance, it can mislead the investor or shareholder.  Window dressing is prohibited.
Prohibition Against Pumping:  Pumping is bidding up the value of a fund’s holdings right before the end of a period at which time performance is measured (and/or reported to tracking services). Pumping is effected by placing a large number of orders on existing holdings, which, if there is a sufficient quantity on order, drives up the value the various positions and thus of the fund.  This practice is also known as “marking the close.”  Pumping creates a temporary gain, but the securities that are pumped will usually revert to the lower prices.  Thus, pumping is not only a form of market manipulation, but hurts investors, including investors purchasing fund shares at the time of the manipulation.  Portfolio pumping (or marking the close) is prohibited.
Violations
The Company impose reasonable disciplinary measures, which may include termination, for violations of its Prohibition Against Manipulative Trading Policy.

EXHIBIT A
EMPLOYEE ANNUAL ACKNOWLEDGMENT FORM

The undersigned Employee of BP Capital Fund Advisors, LLC (the “Company”) acknowledges having received and read a copy of the Compliance Manual and Code of Ethics, (the “Manual”) and a copy of the Professionally Managed Portfolios Policies and Procedures (the “Trust Policies”) (the “Manual” and the “Trust Policies” collectively, the “Manuals”)  The Employee understands that observance of the policies and procedures contained in the Manuals is a material condition of the Employee’s employment by the Company and that any violation of any of such policies and procedures by the Employee will be grounds for immediate termination by the Company.
By the signature below, the Employee agrees to abide by the policies and procedures described in the Manuals, and affirms’ that the Employee has not previously violated such policies or procedures and has reported all securities transactions for his reportable personal account(s) in the most recent calendar year as required by the Manuals.

Employee Name:
Employee Signature:
Date:

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EXHIBIT B
COMPLIANCE CONCERN REPORTING AND CERTIFICATION FORM
Every Employee of BP Capital Fund Advisors, LLC (the “Company”) must internally disclose any and all compliance, regulatory and legal concerns regarding the Company, its Clients, and its Employees.
To that end, and to aid the Company to meet all of its legal and regulatory requirements, please use this form quarterly to disclose, certify disclosure, or certify the lack of knowledge of any legal or regulatory concerns.  Please check all that apply:
☐	I am reporting a legal or regulatory concern, which is briefly described below.
☐
Other than as reported here or in previously submitted forms, I have no legal or regulatory concerns regarding the Company, its Clients or its Employees.  If I believe a previously reported concern has gone unaddressed, I am reporting such concern again here and the fact that it has gone unaddressed.

1.
2.

In addition, I have read and understand the Company’s Compliance Manual and Code of Ethics which sets forth the Company’s policies and procedures, and I agree to abide by such policy during the term of my employment.

Employee Name:
Employee Signature:
Date:
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EXHIBIT C
 OUTSIDE ACTIVITIES OF CURRENT EMPLOYEES
All employees are required to devote their full time and efforts to the business of the Company. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the interests of the Company.
To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval of the CCO prior to:
•
Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses, including charitable, non-profit organizations.

•	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company.
•	Acting, or representing that the employee is acting, as agent for a firm in any investment banking matter or as a consultant or finder.
•	Making a private investment.
•	Obtaining a controlling interest in any company or entity.
•
Forming or participating in any stockholders’ or creditors’ committee (other than on behalf of the Company) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any firm, or becoming actively involved in a proxy contest.

•
Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Company, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

Every employee is required to complete the attached disclosure form and have the form approved by the CCO prior to serving in any of the capacities or making any of the investments described heretofore. In addition, an employee must advise the Company if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.
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OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS OF CURRENT EMPLOYEES

INSTRUCTIONS:
The Company expects its full-time Employees to devote their full business day to the business of the Company and to avoid any outside employment, position, association or investment that might interfere or appear to interfere with the independent exercise of the employee’s judgment regarding the best interests of the Company and its Clients. Should an activity or investment be deemed a conflict of interest, or appear to create a conflict of interest, between the employee and the Company or a Client, the employee may be required to terminate such.
Name of Employee
Section A. GENERAL  (All employees must complete all questions in Section A.)
1.	❑ Yes	❑ No
I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant or contributor to, an organization or entity other than the Company or any of its affiliates. If yes, complete only Sections B and H.

2.	❑ Yes	❑ No	I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee. If yes, complete only Sections C and H.
3.	❑ Yes	❑ No	I am seeking approval to make a private investment in an organization or entity. If yes, complete only Sections D and H.
4.	❑ Yes	❑ No	I am seeking approval to purchase a controlling interest in an organization or entity. If yes, complete only Sections E and H.
5.	❑ Yes	❑ No
I am seeking approval to serve or to participate in a security holders’ or creditors’ committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity. If yes, complete only Sections F and H.

6.	❑ Yes	❑ No	I anticipate becoming involved or participating in an arbitration or litigation, either as a plaintiff, defendant or witness. If yes, complete only Sections G and H.

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Section B.   EMPLOYMENT RELATIONSHIPS AND DIRECTORSHIPS
Name of Organization or Entity:
Employee’s Position or Function:
Activity or Business of Organization or Entity:
Type and Location of Organization or Entity:
Date Association with Organization or Entity will Commence:
Hours Devoted Per Day:	During Business Hours ____ During Non-Business Hours ________
Annual Compensation From Organization or Entity:
Financial Interest in Organization or Entity:

To the best of your knowledge:
Does any material adverse information exist concerning the organization or entity?	❑ Yes	❑ No
Does any conflict of interest exist between any the Company or any of its affiliates?	❑ Yes	❑ No
Does the organization or entity have a business relationship with the Company or any of its affiliates?	❑ Yes	❑ No
If yes to any of the above, please provide full explanation.

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Section C.  FIDUCIARY RELATIONSHIPS

Name of Person or Organization or Entity Employee will be Acting for:
Employee’s Fiduciary Capacity:
Basis for Appointment: (e.g., Family Related)
Annual Compensation for Serving:

Have securities or futures accounts (other than Federal Reserve Board “Treasury Direct” accounts) been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?
❑ Yes	❑ No
If yes, please complete and attach employee securities/futures account disclosure form included in the Company’s Code of Ethics.
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Section D.   PRIVATE INVESTMENTS
Name of Organization or Entity:
Type and Size of Interest:
Type and Location of Organization or Entity:
Activity or Business of Organization or Entity:
Date Interest to be Acquired:
If Equity Interest, Percentage Ownership: Will you be receiving any selling compensation in connection with this investment?
To the best of your knowledge:
Does any material adverse information exist concerning the organization or entity?	❑ Yes	❑ No
Does any conflict of interest exist between the Company or any of its affiliates?	❑ Yes	❑ No
Does the organization or entity have a business relationship with the Company or any of its affiliates?	❑ Yes	❑ No
If yes to any of the above, please provide full explanation.

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Section E.   CONTROL INTERESTS
Name of Organization or Entity:
Type and Size of Interest:
Ownership Percentage:
Activity or Business of Organization or Entity:
Date Interest to be Acquired:
To the best of your knowledge:
Does any material adverse information exist concerning the organization or entity?	❑ Yes	❑ No
Does any conflict of interest exist between this entity and the Company or any of its affiliates?	❑ Yes	❑ No
Does the organization or entity have a business relationship with the Company or any of its affiliates?	❑ Yes	❑ No
If yes to any of the above, please provide full explanation.

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Section F.   CLAIMANT COMMITTEES/PROXY CONTESTS
Type of Committee (if applicable):
Target Organization or Entity:
Activity or Business of Organization or Entity:
Type and Location of Organization or Entity:
Employee Role or Function:
To the best of your knowledge:
Does any conflict of interest exist between this entity and the Company or any of its affiliates?	❑ Yes	❑ No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	❑ Yes	❑ No
If yes to any of the above, please provide full explanation.

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Section G.   ARBITRATION/LITIGATION
Employee Role:	Plaintiff	❑	Defendant	❑	Witness	❑

Title of Action:
Description of Action:

To the best of your knowledge:
Is the Company or any of its affiliates involved in or affected by this action?	❑ Yes	❑ No
Is any Company client, counterparty or vendor involved in or affected by this action?	❑ Yes	❑ No
If yes to any of the above, please provide full explanation.

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Section H.   EMPLOYEE AFFIRMATION
I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Company to obtain the approval of the CCO prior to engaging in outside activities or making certain investments, as more fully described in the Company policy and to advise the Company if I become or I believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration. I also agree to advise the CCO promptly if the information herein changes or becomes inaccurate.
Employee Signature	Date

Section I.	COMPLIANCE OFFICER APPROVAL/NOTIFICATION
Compliance Officer Signature	Date

Compliance Officer Name
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EXHIBIT D
 BROKERAGE ACCOUNTS DISCLOSURE FORM
Every Employee must disclose to the CCO any and all personal brokerage account over which the Employee has control or discretionary trading authority and that has the capability to hold or trade individual securities3, include securities accounts of a spouse, minor children and relatives resident in the Employee’s home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Employee obtains therefrom benefits substantially equivalent to those of ownership.
Disclosure is not required for any account:
•	over which the Employee has no direct or indirect beneficial ownership in the account;
•	over which the Employee has no direct or indirect influence or power to control or ability to influence investment decisions in the account;
•	over which the Employee has no ability to suggest or direct the purchases or sales of investments in the account; or
•
that is limited to exempted securities such as bank certificates of deposit, open-end mutual fund shares, and Treasury obligations, and does not have discretionary brokerage capability for individual securities (e.g., 529 and 401(k) accounts).

Please check one of the following and sign below:
☐	I do not have any accounts that must be disclosed. I agree to notify the CCO prior to any such account being opened in the future.
☐	Set forth below is a complete list of all accounts that must be disclosed (use additional forms if necessary).
The CCO will be sending a letter requesting duplicate confirms and statements for each of the accounts disclosed below

[3]
Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

1

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?
1.
2.
3.
4.
I have read and understand the Personal Securities Trading Policies referenced in the Code of Ethics and Compliance Manual, and I agree to abide by such policies during the term of my employment.

Employee Name:
Employee Signature:
              Date: ___________________
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EXHIBIT E
 MANAGED ACCOUNT DISCLOSURE REPORT
Employee Name:	Date:
Dear Mr. Patrick Hurley,
In accordance with Rule 204A-1 (the “Rule”) under the Investment Advisers Act of 1940, as amended, I am considered to be an “access person” of BP Capital Fund Advisors, LLC (the “Company”) and subject to the Rule’s terms and conditions.  The Rule requires periodic reporting of my personal securities transactions and holdings to be made to the Company.  However, as specified in the Rule, I am not required to submit any report with respect to securities held in accounts over which I have “no direct or indirect influence or control.”
☐	I do not have any accounts that must be disclosed, over which I have “no direct or indirect influence or control.” I agree to notify the CCO prior to any such account being opened in the future.
☐
I have retained a financial planner, wealth manager, trustee or third-party investment manager (collectively, a “Manager”) that is an independent unaffiliated professional to manage my accounts.  The following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker-Dealer, Bank or other Institution	Account Name and Number	Relationship to Manager (independent unaffiliated professional, friend, relative, etc.)
1.
2.
3.
4.
By signing below, I acknowledged and certify that:
1.	I have no direct or indirect influence or control over the Accounts;
2.
If the control over the Accounts should change in any way, I will immediately notify you in writing of such a change and will provide any required information regarding holdings and transactions in the Accounts pursuant to the Rule; and

3.
I will agree to provide reports of holdings and/ or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of the Company’s Chief Compliance Officer, Patrick Hurley.

Access person completing this certification on an annual basis, also acknowledge and certify the following:
1

1.	I did not suggest that the Manager make any particular purchases or sales of securities for the Accounts during the period [Month YEAR to Month YEAR];
2.	I did not direct the Manager to make any particular purchases or sales of securities for the Accounts during the period [Month YEAR to Month YEAR]; and
3.	I did not consult with the Manager as to the particular allocation of investments to be made in the Accounts during the period [Month YEAR to Month YEAR].
Name:
Signature:
Date:
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EXHIBIT F
 EMPLOYEE SECURITIES HOLDINGS REPORT
As of ______________________________ 20___
Name of Company	Ticker, Symbol or CUSIP number	Type of Security (Stock, bond, option, etc.)	Holding Type (Long, Short)	Number of Shares	Principal Amount	Broker/ Account Number

*Note:  In lieu of listing on this form each and every security held as of the date above, you may attach as an exhibit to this document your annual statement(s) from each reportable brokerage account.  Notwithstanding this accommodation, it remains your sole responsibility to ensure that the information reflected in any such statement(s) is accurate and completely discloses ALL reportable securities holdings as of the date above.
 I do not have any reportable brokerage accounts.
I have reported above all reportable holdings in my personal brokerage accounts.
Employee Name:
Employee Signature:
Date:
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EXHIBIT G
 EMPLOYEE QUARTERLY TRADE REPORT
For the calendar Quarter ending _________________, 20____
With respect to securities transactions that are covered by the reporting requirement of the Company’s Compliance Manual and Code of Ethics (Please initial one of the following):
______ I have not engaged in any securities transactions which must be reported.
______ I have listed below all securities transactions which must be reported.
______
All securities transactions which must be reported were executed in accounts for which the CCO directly receives duplicate trade confirmations and brokerage statements.  I have not engaged in any other securities transactions except as disclosed therein.

Employee Name: ___________________________________
Employee Signature:
Date: ___________________
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EXHIBIT G
Employee Name:	Quarter Ended: _______________, 20____
Trade Date	Company or Symbol (Ticker or CUSIP)	Security Description (Stock, bond, option, etc.)	Transaction Type (Buy, Sell, Short, etc.)	Number of Shares	Principal Amount	Interest Rate and Maturity Date	Price	Account/Broker

*Note - In lieu of listing each required transaction, you may attach a copy of the confirmation or account statement covering each reportable transaction for the applicable quarterly period.  Notwithstanding this accommodation, it remains your sole responsibility to ensure that the required information reflected in those documents is accurate and completely discloses ALL reportable transactions during the applicable quarterly period.
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EXHIBIT I
 PAY-TO-PLAY POLICY ACKNOWLEDGMENT AND PRE-CLEARANCE FORM

Employee Name:	Title:

BP Capital Fund Advisors, LLC (the “Company”) has determined that you are, or are to become, a “covered associate” as such term is defined in Rule 206(4)-5 (the “Rule”) under the Investment Advisers Act of 1940, as amended.  The Rule is designed to curtail the use of political contributions to influence the selection of investment advisors by government entities or government investment pools.
As a covered associate, you acknowledge that you are required to comply with the Company’s policy concerning the Rule, as reflected in its Compliance Manual, including by signing this acknowledgment and by pre-clearing with the CCO any and all contributions or payments to any Covered Official (as such term is defined in the Company’s Compliance Manual). By signing this form, you certify that the information provided herein is accurate and complete.
Date of Actual/Proposed Contribution:
Covered Official Receiving Contribution:
Current Title and Occupation Covered Official:
Government Entity(s) Influenced by Covered Official:

Is Covered Official a Candidate for Office?        ☐ Yes               ☐ No
If Yes, title of the office being sought:
Description of Contribution (Cash, Use of Phones, etc.):
Value of Contribution:
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❑	As of the date hereof, and since the date of the last submitted Covered Associate Acknowledgement and Pre-Clearance Form (if any), I have made no political contributions.

☐  APPROVED
☐  DENIED

Employee Signature: ______________________________ Date:______________

Reviewed By:                                                                                                     Date:______________
Name:

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EXHIBIT J
 PAY-TO-PLAY POLICY NEW EMPLOYEE POLTICAL CONTRIBUTION DECLARATION FORM
In order to comply with certain regulatory requirements, BP Capital Fund Advisors, LLC (the “Company”) is required to ascertain if you have made certain political contributions in the past two years (whether directly or indirectly).  As a result, kindly complete the following questions, sign and return it to the Company’s Chief Compliance Officer.
1.	Name:
2.	Address (include for past 2 years):

3.	Your Position:
4.
Have you made any Contributions[4] to any Official[5] of a Government Entity[6] or political party of a state or subdivision or political action committee (“PAC”) within the past two years?  (Please check):         ☐ Yes          ☐ No

If you checked “NO” to Question 4 above, please skip the rest of the form and sign and date below.
If you checked “YES” to 4 above, kindly respond to the following questions for each Contribution.
5.	Name of the official, political party or PAC to whom you made the Contribution?

6.	Date and amount (or description) of the Contribution?

4 “Contribution” means (i) any gift, subscription, loan, advance or deposit of money or anything of value made for the purpose of influencing any election for federal, state or local office, (ii) payment of debt incurred in connection with any such election, or (iii) transition or inaugural expenses of a successful candidate for state or local office.
5 “Official” means any person (including such person’s election committee) who was, at the time of the Contribution, an incumbent, candidate, or successful candidate for elective office of a Government Entity.  In some circumstances, a Contribution to a local political party or a political action committee may be deemed to be a Contribution to an individual Official or Officials.  Note, this definition applies to any incumbent Official who is a candidate for an elective office of the federal government, and vice versa.
6 “Government Entity” means (i) any state or political subdivision of a state, including an agency or authority, (ii) a pool of assets sponsored or established by such entity, including but not limited to a “defined benefit plan” or general fund, (iii) a plan or program of such entity, and (iv) officers, agents or employees of such entity acting in their official capacity.
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7.	Office held or sought by the official, if applicable?

Employee Name: ___________________________________
Employee Signature:
Date: ___________________

_________________________
Chief Compliance Officer Signature

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EXHIBIT K
 RESTRICTED LIST – ADDITION FORM
Issuer name (full legal name):
Type of Security:
Class/Series (if applicable):
Ticker Symbol or 'Private':
CUSIP (if applicable):
Analyst Name:
Please list any other persons with whom you will share the information described herein:

Date Added to Restricted List:
Please describe the material non-public information received:
How was the information obtained
(i.e. Intralinks, in-person presentation, phone call, email, mail, etc.)?

What information was obtained? (i.e. financial forecasts, earnings estimates, etc.)  If forecasts/estimates were obtained, please provide time period of estimates.

Why did you decide to receive the material non-public information?  (Please include what type of transaction we are contemplating, if applicable)

Was the material non-public information received directly from the Restricted Entity or through an intermediary such as an investment bank?  Yes: ☐     No: ☐

If yes, please provide name of the entity or intermediary and the name of the individual who provided the information:
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Please list types of securities issued by the Restricted Entity (public/private, equity/debt, etc.)

Do you know of any contractual restrictions on trading in the securities of the Restricted Entity while in possession of the material, non-public information (i.e. agreement not to trade for a certain period of time)?

Employee Name: ___________________________________
Employee Signature:
Date: ___________________
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EXHIBIT L
 RESTRICTED LIST – DELETION FORM
Issuer name (full legal name):
Type of Security:
Class/Series (if applicable):
Ticker Symbol or 'Private':
CUSIP (if applicable):
Analyst Name:
Date Added to Restricted List:
Date Removed From Restricted List:
Please explain why the entity is being removed from the restricted list:  Is the information stale? (i.e. because of the time period or events/transactions facing the company or conditions/trends facing the industry, etc.)  Has the information become public?  Please provide details and include any relevant press releases, company filings, etc.

When was the last time you received material non-public information regarding this entity?

Did the firm participate in a transaction in connection with receipt of the material non-public information?  Yes ☐    No ☐
If yes, provide details:
Did you share the material non-public information with any person outside of the Company?
Yes ☐    No ☐  If yes, please explain:
Employee Name:
Employee Signature:                                                                               Date:
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EXHIBIT M
 REQUEST FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRADE
Employee:

Date	Name of Security	Account	Quantity	Approx Price	Symbol or CUSIP	Purchase or Sale

The Employee submitting this request understands and specifically represents as follows:*
(a)	I have no inside information relating to the above-referenced issuer(s);
(b)	I have not had any contact or communication with the issuer(s) in the last 6 months;
(c)
I am not aware of any conflict of interest this transaction may cause with respect to any Client account and I am not aware of any Client account trading activity that may have occurred in the issuers of the above referenced securities during the past [four] trading days or that may now or in the near future be contemplated;

(d)	If approval is granted, it is only good for one day and specifically the day it was approved (e.g., expiring at midnight on the day of approval); and
(e)	The securities are not being purchased in an initial public offering or private placement.

*If for any reason an employee cannot make the above required representations or has any questions in this area, the employee MUST contact the CCO before submitting any request for approval.

☐  APPROVED
☐  DENIED

Employee Signature: ______________________________                  Date:______________

Reviewed By:                                                                                                 Date:______________
Name

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EXHIBIT N
GIFT AND ENTERTAINMENT APPROVAL FORM7
Requested By:	Date of Request:
Payor8:
Purpose and location or description of gift (if applicable):

Attendees9:

Amount10:
Date of Event:
Please provide the number of gifts previously received from the Payor or entertainment events attended that were sponsored by the Payor in the current calendar year.
Gifts:   Entertainment:
Please provide any additional details that would be helpful in the CCO’s determination:

COMPLIANCE OFFICER APPROVAL/DENIAL
   Approved    Denied

_________________________________________ ________________________
Name of Compliance Officer Date
_________________________________________
Signature of Compliance Officer

7 Other than routine entertainment (such as business meals) valued less than approximately $[1000.00] or gifts valued less than  $[200.00], advance approval of all entertainment and business gifts, given or received, is required, and any available supporting documentation must be provided.
8 Be Specific-i.e. name and type (such as broker- dealers, RIAs, industry association, individuals, etc.); describe any contractual or other relationship between the payor and the payee.  Please complete a different form for each payor.
9 Indicate any relationship to the payor.
10 Include breakdowns, including any amounts paid for travel and accommodations.

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EXHIBIT O
 FOREIGN PERSON GIFT AND ENTERTAINMENT PRE-CLEARANCE FORM

Name of Recipient:
Recipients relationship to Foreign government/entity:

Describe Gift/Entertainment:

What is the approximate value of the gift/entertainment? $
Have you given anything of value to the recipient previously?                                                                                                                                                      ☐ Yes         ☐ No
If yes, date of last gift/approximate value:                            $

Employee Name:
Employee Signature	Date

CCO APPROVAL/NOTIFICATION
CCO Signature	Date
CCO Name

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